Exhibit 5.1 and 23.1

November 30, 2022

Mondee Holdings, Inc.

10800 Pecan Park Blvd.
Suite 315

Austin, TX 78750

Ladies and Gentlemen:

We have acted as counsel to Mondee Holdings, Inc. (f/k/a ITHAX Acquisition Corp.), a Delaware corporation (the “Company”), in connection with the filing by the Company on the date hereof of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering the offer and sale of up to 9,615,971 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), issuable pursuant to the Mondee Holdings, Inc. 2022 Equity Incentive Plan (the “EIP”) and 1,923,194 Shares issuable pursuant to the Mondee Holdings, Inc. 2022 Employee Stock Purchase Plan (the “ESPP” and, together with the EIP, the “Plans”, and the aggregate Shares to be registered under the Registration Statement pursuant to the Plans, the “Registered Shares”).

This opinion is being furnished at the Company’s request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issuance of the Shares.

We have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company, the Plans, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP